INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.12

                             CONSUMER REVIEW SERVICE
                           RESELLER SERVICES AGREEMENT

         THIS CONSUMER REVIEW SERVICE RESELLER SERVICES AGREEMENT (this "Agreement") is entered into effective as of ___________________________, _______, by and between __________________________________________________, a(n)
__________________________ corporation, having a principal address as set forth at the end of this Agreement ("Reseller"), and Experian Information Solutions, Inc., an Ohio corporation acting through its Information Solutions Division ("Experian").

Experian and Reseller agree as follows:

                                    ARTICLE 1
                                      TERM

1.1 TERM. Subject to Section 7.2 of this Agreement, this Agreement will continue in force, without any fixed date of termination ("Term").

                                    ARTICLE 2
                            CREDIT REPORTING SERVICES

2.1 GENERALLY. During the Term, Reseller may request that Experian provide Reseller with the services listed on the attached pricing schedule (hereinafter referred to, together with the information therein, as the "Services") to the extent offered from time to time by Experian and permitted by this Agreement. The Services may consist of consumer identifying information and/or credit information on individual consumers ("Consumers"), as well as Services consisting of notification of certain events with respect to a Consumer's credit report ("Notification Services"). All Services will be provided to Reseller in Experian's ARF format, and Reseller will reformat such information to provide to the Consumer in a finished product. Experian hereby grants Reseller a nonexclusive, nontransferable, limited license to resell the Services consistent with the terms and conditions of this Agreement directly to the Consumer(s) about whom the information in the Services relate (each such Consumer, the "Inquiring Consumer").

2.2 METHOD OF PERFORMANCE. Reseller will request the Services from Experian by electronic means. Each such request will contain sufficient identifying information concerning the Consumer about whom the information is requested to enable Experian to perform the Services and will identify, in the manner specified by Experian, the fact that the request is being made by Reseller. If so requested by Reseller, Experian will attempt to provide the Services by means of automated processing (CPU to CPU).

                                    ARTICLE 3
                                      FEES

3.1 GENERALLY. With respect to each response from Experian (including each "no record" response) to a request for Services made by Reseller, Reseller will pay Experian the fees set forth in the attached pricing schedule. Experian reserves the right to change its fees and charges in the pricing schedule at any time during the Term by giving Reseller at least thirty (30) days written notice. Each Reseller who engages in transactions with Inquiring Consumers other than or in addition to face-to-face transactions agrees to purchase from, and to pay Experian for, at least ** dollars ($**) per month for Services to be resold to Inquiring Consumers. Reseller will also pay for any special telephone services or other services provided by Experian. Reseller's payment to Experian is due not later than thirty (30) from the date of Experian's invoice. If Reseller does not pay invoiced amounts within this time period, it will also pay interest on the unpaid amount at the rate of one and one-half percent (1.5%) per month or the maximum rate allowed by law, whichever is less. Reseller shall have ninety (90) days from the date of invoice to notify Experian of any dispute with respect thereto. Experian and Reseller shall work together in good faith to resolve the dispute as expeditiously as possible. In the event that Experian has not received a notice of dispute within ninety (90) days from the date of an invoice, the invoice will be deemed accepted in all respects. Reseller's obligation to pay invoiced amounts is absolute and unconditional and not subject to any offset, defense or counterclaim.

----------
** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.


3.2 TAXES. The prices and rates for the Services do not include applicable federal, state or local taxes. Reseller will be solely responsible for all federal, state and local taxes levied or assessed in connection with Experian's performance of Services, other than income taxes assessed with respect to Experian's net income. Experian may separately reflect on its invoices to Reseller the amount of any taxes paid by Experian on Reseller's behalf, and Reseller shall pay Experian for such amounts.

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                                    ARTICLE 4
                           USE OF EXPERIAN INFORMATION

4.1 COMPLIANCE WITH LAW. Reseller certifies and warrants that it will comply with all federal, state and local statutes, regulations, and rules applicable to it, including, without limitation, the FCRA.

4.2 USE OF INFORMATION. Reseller agrees to comply with all of the following:

         4.2.1 Reseller hereby certifies that it will request the Services and the information therein from Experian only in connection with the written instructions of the Inquiring Consumer and shall resell the Services directly to that Inquiring Consumer solely for that Inquiring Consumer's use in reviewing the Inquiring Consumer's own consumer report. Reseller shall not request, use or resell any such Services or information for any other purpose, regardless of whether permitted by law. Reseller will, in reselling the Services, fully and accurately convey the Services (and the information therein) to the Inquiring Consumer, and will do so as quickly as reasonably possible, but in no event later than three (3) business days after receipt of the Services from Experian, except that Notification Services will be conveyed at least monthly. Reseller will maintain, identify, display and furnish the Services (and the information therein) separate and distinct from all information and services not provided by Experian unless Reseller has obtained Experian's prior written approval, in its sole discretion. Reseller will not copy any of the Services (or the information therein) provided to Reseller by Experian for resale to an Inquiring Consumer and, once the Services are provided to the Inquiring Consumer, Reseller will not retain the Services (or information therein) in any manner or form except to the extent necessary to, and for the sole purpose of, demonstrating compliance with legal requirements and to re-transmit to Inquiring Consumer, at no charge, Services previously provided by Reseller. Reseller agrees and certifies that it will not reuse or use in whole or in part for any other purpose, the Services provided to it for resale to an Inquiring Consumer, except as provided above, without the prior written consent of Experian, in its sole discretion.

         4.2.2 Reseller hereby warrants that it will not, either directly or indirectly, itself or through any agent or third party: (a) request, compile, store, maintain or use the Services (including any of the information therein) to build its own database; (b) copy or otherwise reproduce the Services (including any of the information therein); (c) resell or transfer the Services (including any of the information) to more than one Inquiring Consumer; (d) merge the Services (or any of the information therein) with any information from any person or entity that is not a consumer reporting agency; or (e) merge the Services (or any of the information therein) with any information from a consumer reporting agency other than for the creation of a merged report to be used solely for Inquiring Consumer's use in reviewing the Inquiring Consumer's own consumer report. Reseller shall be solely responsible for assuring the delivery or transmission of information to Inquiring Consumer in a manner that is secure and in compliance with this Agreement.

         4.2.3 Reseller agrees to verify that each Consumer who is provided Services is the end user and does not intend to resell or otherwise provide or transfer the Services in whole or in part to any other person or entity.

         4.2.4 Reseller agrees that if any item of Services (including any of the information therein) contained in the report issued by Reseller to Inquiring Consumer is disputed by the Inquiring Consumer, and Inquiring Consumer notifies Reseller of such dispute, Reseller shall direct the Inquiring Consumer to Experian's National Consumer Assistance Center in the manner prescribed by the "Consumer Review Service Requirements".

         4.2.5 Reseller will not act or provide at any time or in any way, and will not hold itself out as providing credit clinic, credit repair or similar services. In no event will Reseller attempt to, or hold itself out to the Inquiring Consumer or to the public as being able to, handle disputes on behalf of Experian or to reinvestigate information in Experian's files. In no event will Reseller attempt to have information on the Inquiring Consumer's credit or identifying information in Experian's files changed or altered in any way other than by forwarding the Inquiring Consumer to Experian's National Consumer Assistance Center.

4.3 EXPERIAN POLICIES AND PROCEDURES. In addition to the requirements set forth in Section 4.2, Reseller agrees to the following:

         4.3.1 Reseller agrees to comply with Experian's policies and procedures as announced by Experian from time to time in writing, including but not limited to those attached to this Agreement entitled "Specialized Sales Channels Consumer Review Service Requirements for Intersections)" dated June 12, 2003 (the "CRSR"). In the event of any direct conflict between the CRSR and this Agreement, the CRSR shall govern.

         4.3.2 Reseller acknowledges and agrees that Experian requires that Reseller block the display of certain information to Inquiring Consumer, as prescribed in the CRSR, and Reseller agrees to not provide such information to the Inquiring Consumer.

         4.3.3 Experian may from time to time notify Reseller of additional, updated or new requirements compliance with which will be a condition of Experian's continued provision of Services to Reseller. Reseller agrees to comply with such requirements as to which it has received notice from Experian and such shall be incorporated into this Agreement by this reference.

         4.3.4 Reseller understands and agrees that Experian may require evidence, including a certification, that Reseller understands and will comply with applicable laws and Experian policies and procedures. Entities that provide credit counseling services may, in Experian's sole discretion, be approved or disapproved as a Reseller for the purpose of resales directly to Inquiring Consumers. Approved Resellers offering credit counseling services must (i) maintain an accreditation from an accreditation agency, as prescribed in the CRSR; (ii) be properly licensed, if required by state; (iii) not have a negative compliance history with Experian; and (iv) comply in all other respects with Experian policy and procedures.

         4.3.5 Reseller agrees to maintain trained personnel at each of its places of business authorized to resell directly to Inquiring Consumers, and to have one or more toll free telephone numbers and lines dedicated to supporting resales to Inquiring Consumers as may be necessary to assure prompt and proficient service levels. Reseller's personnel must at a minimum meet the training requirements established by Experian. Reseller agrees to obtain at its expense such training and education concerning applicable legal requirements and Experian policies and procedures as Experian may reasonably request. Training made available to Reseller by Experian is provided as a service to Reseller, and does not replace or waive Reseller's compliance obligations under the law or this Agreement. Reseller acknowledges and agrees that such training does not constitute, or substitute for, legal advice, and Reseller should consult with its own legal counsel.

         4.3.6 Reseller will institute and maintain strict procedures and provide training and training materials in order to ensure that its employees do not furnish the Services (or information therein) except in compliance with the requirements of the FCRA, this Agreement and the CRSR. Reseller will provide Experian the opportunity to review and approve or disapprove (in its sole discretion) all such materials prior to their use.

4.4      ADVERTISING MATERIAL APPROVAL

         4.4.1 Reseller will not mislead consumers or the public, or demean directly or indirectly Experian Information Solutions, Inc., its successors or assigns, the Services, other services provided by Experian, the consumer reporting industry, direct marketing industry or other industries in which Experian, its successors and assigns do business. In marketing the Services, Reseller will not use scare tactics, play upon the fears of Consumers, use materials or advertise on web sites that (i) contain adult, racist, violent, obscene, or offensive material, (ii) that demean, slander or otherwise disparage credit bureaus, or (iii) are reasonably deemed by Experian to be associated with any credit repair clinic or the credit repair industry, whether in its advertising materials or otherwise.

         4.4.2 Reseller shall provide and Experian shall have the right to review and approve Reseller's advertising, promotional, and marketing materials, pamphlets, brochures and similar disclosures, and any changes thereto, related to Experian Information Solutions, Inc., its successors or assigns, the Services, other services provided by Experian, the consumer reporting industry, direct marketing industry or other industries in which Experian, its successors and assigns do business, or that mention Experian by name. Experian may approve or disapprove any submission, in whole or in part, in its sole discretion. If Experian disapproves a submission, Reseller will not continue to resubmit the submission without changes designed to address the causes of Experian's disapproval. Reseller will not disseminate, communicate or otherwise disclose any advertising, promotional, and marketing materials, pamphlets, brochures and similar disclosures that have been disapproved or Experian has notified the Reseller that such material is unacceptable. In the event advertising material of any kind which is then in distribution or use is determined by Experian to be unacceptable, Experian may in its sole discretion require the distribution or use be ceased and immediately recalled or take other lesser action, until it has been approved by Experian. Reseller agrees to comply with any additional advertising policies or related guidelines requested of Reseller by Experian, including but not limited to the "CRSR - Consumer Review Service Advertising Material Guidelines".

4.5 METHOD OF DELIVERY Reseller may only provide the Services (i) by hand delivery to an Inquiring Consumer who is requesting his or her consumer credit information in person at Reseller's place of business; (ii) by United States mail service or nationally recognized overnight delivery service to the then most current address in the Experian Services for such Inquiring Consumer (or most reliable address otherwise available from Experian or one of the other two national consumer reporting agencies for the Inquiring Consumer); (iii) Internet transmission upon completion of certain requirements and with specific written consent of Experian. Reseller is specifically prohibited from providing the Services (a) to a person other than the Inquiring Consumer; (b) other than to the address for the Inquiring Consumer obtained as provided in this Amendment; or (c) by facsimile transmission or other method not expressly permitted in this Agreement or previously approved in writing by Experian. Resales, production of reports and fulfillment by other than Reseller's own employees is restricted to the requirements contained in the "CRSR - Consumer Review Service Program Principles".

4.6 AUTHORIZATION OF CONSUMER. Reseller agrees that it shall only request Services for resale directly to an Inquiring Consumer after Reseller has obtained from the Inquiring Consumer written instructions authorizing Reseller to request and receive from Experian that Inquiring Consumer's credit information for resale to the Inquiring Consumer. Written instruction authorization will be valid only when the authorization (i) contains the original signature of the Inquiring Consumer; (ii) complies in all respects with Experian's "CRSR - Consumer Review Service Requirements for Written Instructions on the Internet"; (iii) or other method signifying consent by the Inquiring Consumer with prior written approval by Experian, in its sole discretion. Reseller agrees to maintain originally executed copies of such written instructions for a minimum of two (2) years.

4.7 AUTHENTICATION OF CONSUMER IDENTITY. Reseller agrees to authenticate the identity of the Inquiring Consumer prior to reselling or otherwise providing the Services to such Inquiring Consumer. Method of such authentication is determined by the method of delivery. Reseller agrees that it will follow at a minimum those procedures for authenticating the Inquiring Consumer's identification set forth in Experian's "CRSR - Consumer Review Service Authentication Standards", as such are amended from time to time, including but not limited to purchasing the Experian FACS+ Service with each inquiry. Experian must approve any and all authentication procedures in writing prior to implementation by Reseller, such approval in Experian's sole discretion.

4.8 DISCLOSURES TO CONSUMERS. Reseller will implement adequate safeguards and measures to assure Consumers' privacy with respect to the Services and to inform Consumers of their rights under the FCRA and companion state and local laws and regulations. Reseller will provide notice(s) to Consumers to the extent and in the manner required by Experian, for example to comply with state and federal deceptive trade practices acts or similar laws and regulations. Specifically, Reseller will provide a notice to each Inquiring Consumer, at the time Services are requested by Inquiring Consumer, that prominently sets forth those disclosures listed in the Experian's "CRSR - Consumer Review Service Consumer Disclosures".

4.9 INTERNET PRIVACY POLICY. Reseller agrees to prominently display, at all times, a privacy policy on its web site that is consistent with applicable laws and regulations, as well as with the guidelines of the Online Privacy Alliance (or such other self-regulatory group as Experian may designate, in its sole discretion), and give specific notice regarding how the information requested will be used and how the web site visitor can elect to opt out. Reseller further agrees to promptly inform Experian of any issues or concerns raised by visitors to Reseller's web site with respect to the Services or the manner in which Reseller uses the Services.

                                    ARTICLE 5
                              INTELLECTUAL PROPERTY

5.1 NO LICENSE. Experian does not transfer, and Reseller does not obtain, any patent rights, copyright interest or other right, claim or interest in the computer programs, Services, information, consumer information database, systems, forms, formats, schedules, manuals or other proprietary items utilized or provided by Experian.

5.2 RESTRICTIONS ON USE OF PROPRIETARY DESIGNATIONS. Neither party will use, or permit their respective employees, agents and subcontractors to use, the trademarks, service marks, logos, names or any other proprietary designations of the other party, or the other party's affiliates, whether registered or unregistered, without such other party's prior written consent.

5.3 OWNERSHIP OF DATA. Reseller acknowledges that Experian has expended substantial time, effort, and funds to collect, arrange and compile Experian's consumer information database and to create and deliver the Services (including the information therein). The Services, the information contained therein, and the data in Experian's consumer information databases are and will continue to be the exclusive property of Experian. Nothing contained in this Agreement shall be deemed to convey to Reseller, or to any other party, any right, title or interest, including any patent, copyright or other proprietary right, in or to the data in Experian's consumer information database(s), any database(s) itself or (except to the extent of the limited license granted in Section 2.1 of this Agreement) to the Services and the information therein.

5.4 CONFIDENTIAL TREATMENT. Reseller hereby acknowledges that the Services it receives from Experian under this Agreement include personal information about individual Consumers and, as such, require confidential treatment. In addition, Reseller acknowledges that it may receive other proprietary and confidential information of

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Experian including but not limited to technical, developmental, operating, computer system, software, performance, cost, know-how and process information. Reseller warrants to Experian that (a) except as otherwise permitted by this Agreement, it will maintain the information obtained through Experian in strict confidence and will not disclose such information other than to its employees who have a need to know and (b) will use the information only for purposes of this Agreement. Upon termination of this Agreement or at the request of Experian, Reseller will promptly return to Experian all Experian confidential information and any copies thereof provided to it. Reseller warrants that it will require by written contract that customers receiving such information from Reseller comply with the same obligations of nondisclosure.

                                    ARTICLE 6
                         INDEMNIFICATION AND LIMITATIONS

6.1 DISCLAIMER OF WARRANTY. Because the Services involve conveying information provided to Experian by other sources, Experian cannot and will not, for the fee charged for the Services, be an insurer or guarantor of the accuracy or reliability of the Services, data contained in its database, or in the Services. EXPERIAN DOES NOT GUARANTEE OR WARRANT THE ACCURACY, TIMELINESS, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE SERVICES, INFORMATION IN THE SERVICES OR THE MEDIA ON OR THROUGH WHICH THE SERVICES ARE PROVIDED AND SHALL NOT BE LIABLE TO RESELLER OR TO ANY OF THE RESELLER'S CUSTOMERS FOR ANY LOSS OR INJURY ARISING OUT OF OR CAUSED IN WHOLE OR IN PART BY EXPERIAN'S ACTS OR OMISSIONS, WHETHER NEGLIGENT OR OTHERWISE, IN PROCURING, COMPILING, COLLECTING, INTERPRETING, REPORTING, COMMUNICATING OR DELIVERING THE SERVICES OR INFORMATION THEREIN.

6.2 INDEMNIFICATION. Reseller will indemnify, defend, and hold Experian harmless from and against any and all liabilities, damages, losses, claims, costs and expenses, including reasonable attorneys fees, which may be asserted against or incurred by Experian, arising out of or resulting from the use, disclosure, sale or transfer of the Services (or information therein) by Reseller or Reseller's breach of this Agreement. Reseller covenants not to sue or maintain any cause of action, claim, demand, cross-claim, third party action or other form of litigation or arbitration against Experian, its officer's directors, employees, contractors, agents, affiliated bureaus or subscribers arising out of or relating in any way to the Services (or information therein) being blocked by Experian or not being accurate, timely, complete or current.

6.3 LIMITATION OF LIABILITY. Reseller acknowledges that Experian maintains a database, updated on a periodic basis, from which Reseller obtains and resells Services, and that Experian does not undertake a separate investigation for each inquiry or request for Services made by Reseller. Reseller also acknowledges that the prices Experian charges Reseller for the Services are based upon Experian's expectation that the risk of any loss or injury that may be incurred by use of the Services will be borne by Reseller and not Experian. Reseller therefore agrees that it is responsible for determining that the Services are in accordance with Experian's obligations under this Agreement. If Reseller reasonably determines that the Services do not meet Experian's obligations under this Agreement, Reseller shall so notify Experian in writing within ten (10) days after receipt of the Services in question. Reseller's failure to so notify Experian shall mean that Reseller accepts the Services as is, and Experian will have no liability whatsoever for the Services. If Reseller so notifies Experian within ten (10) days after receipt of the Services, then, unless Experian disputes Reseller's claim, Experian will, at its option, either reperform the Services in question or issue Reseller a credit for the amount Reseller paid to Experian for the nonconforming Services. This reperformance or credit constitutes Reseller's sole remedy and Experian's maximum liability for any breach of this Agreement by Experian. If, notwithstanding the above, liability is imposed on Experian, then Reseller agrees that Experian's total liability for any or all of Reseller's losses or injuries from Experian's acts or omissions under this Agreement, regardless of the nature of the legal or equitable right claimed to have been violated, shall be the lesser of the amount paid by Reseller to Experian under this Agreement during the six month period preceding the alleged breach by Experian of this Agreement or Ten Thousand Dollars ($10,000). Reseller covenants that it will not sue Experian for any amount greater than permitted by this Agreement and will not seek punitive damages. IN NO EVENT SHALL EXPERIAN BE LIABLE TO RESELLER OR TO ANY CUSTOMER OR THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES TO BUSINESS REPUTATION, LOST BUSINESS OR LOST PROFITS), WHETHER FORESEEABLE OR NOT AND HOWEVER CAUSED, EVEN IF EXPERIAN IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

7.1 AMENDMENTS. This Agreement may be amended only by a written instrument signed by both parties.

7.2 TERMINATION. Notwithstanding any other term in this Agreement, (a) either party may terminate this Agreement by providing thirty (30) days advance written notice to the other; and (b) Experian may unilaterally

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terminate this Agreement immediately, or take any lesser action Experian believes is appropriate, including but not limited to blocking Reseller's access to the Services and/or charging Reseller a fee for auditing Reseller to ensure compliance, if Experian believes in its sole judgment, that Reseller has failed to comply with any of its obligations hereunder, including any obligation under
Article 4 of this Agreement.

7.3 EFFECT OF TERMINATION. Upon expiration or termination of this Agreement, the license granted herein will automatically terminate, Reseller will cease reselling the Services (and the information therein) and return any Services in its possession to Experian. No termination or expiration will relieve either party of any liability for monetary sums owing to the other. The provisions of Articles 3, 4, 5, 6 and 8 and Section 7.3 shall survive the expiration or termination of this Agreement.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.1 STATUS. The parties will perform their obligations hereunder as independent contractors. Nothing contained in this Agreement shall be deemed to create any association, partnership, joint venture, or relationship of principal and agent or master and servant between the parties. The parties acknowledge that any and all rights not expressly granted pursuant to this Agreement are reserved to the respective party and that neither party will have any right, power or authority to obligate the other to any contract, term or condition.

8.2 EXCUSABLE DELAYS. Neither party will be liable to the other for any delay or failure in its performance of any of the acts required by this Agreement (other than for payment obligations hereunder) if and to the extent that such delay or failure arises beyond the reasonable control of such party, including, without limitation, acts of God or public enemies, labor disputes, equipment malfunctions, computer downtime, material or component shortages, supplier failures, embargoes, earthquakes, rationing, acts of local, state or national governments or public agencies, utility or communication failures or delays, fire, flood, epidemics, riots and strikes.

8.3 GOVERNING LAW, VENUE AND ATTORNEY'S FEES. This Agreement will be governed by and construed in accordance with the internal substantive laws of the State of California, which are intended to supersede any choice of laws rules which might require the application of the laws of another jurisdiction. Both parties hereby consent to the jurisdiction of the courts of California, whether federal, state or local, with respect to actions brought to enforce or interpret this Agreement. Venue for all actions shall be in Orange County, California. The prevailing party in any arbitration, or permitted legal or equitable action, shall be entitled to an award of its reasonable attorneys' fees and costs.

8.4 SEVERABILITY. This Agreement shall be deemed to be severable and, if any provision of this Agreement shall be finally determined to be void, illegal or unenforceable, then it is the parties' desire and intention that such provision be deemed automatically adjusted to the minimum extent necessary to conform to applicable requirements of validity, legality and enforceability and, as so adjusted, be deemed a provision of this Agreement as if it were originally included herein; provided, however, if such provision cannot be adjusted without substantially and materially altering the rights and duties hereunder and fundamentally depriving one party of the benefit of the bargain (taken as a whole) contemplated by this Agreement, then the parties will seek to reform this Agreement through the procedure outlined in Section 8.7 (Dispute Resolution) hereof so as to restore, as nearly as possible, the parties' respective rights, duties, and bargain. In any case, the remaining provisions of this Agreement shall remain in effect.

8.5 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, representatives, successors, and permitted assignees. This Agreement may not be assigned, transferred, shared or divided in whole, or in part, by Reseller without Experian's prior written consent. The dissolution, merger, consolidation, reorganization, sale or other transfer of assets, properties, or controlling interest of Reseller constitutes an assignment of this Agreement for purposes of this Section 8.5.

8.6 AUDIT RIGHTS. Experian will have the right to audit Reseller and Reseller's agents to assure compliance with the terms of this Agreement. Reseller will provide full cooperation, and will be responsible for assuring full cooperation by its employees and agents, in connection with such audits. Reseller will provide Experian or obtain for Experian access to such properties, records and personnel as Experian may reasonably require for such purpose.

8.7 DISPUTE RESOLUTION. With the exception of any action taken under Articles 4 and 5 of this Agreement, the parties will resolve any dispute arising out of or relating to this Agreement in a binding arbitration conducted under the auspices of the American Arbitration Association in Orange County, California. Notwithstanding the foregoing, Reseller agrees that its failure to comply with the provisions of Articles 4 and 5 will cause irreparable harm to Experian that cannot be adequately compensated in damages and that Experian may seek equitable relief and pursue other remedies to prevent such noncompliance.

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8.8      WAIVER. Either party may at any time waive compliance by the other with any covenant or condition contained in this Agreement, but only by written instrument signed by the party waiving such compliance. No waiver of any provision of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provision hereof, nor shall such waiver constitute a waiver in any other instance.

8.9 RETENTION OF RIGHTS. Nothing in this Agreement is intended to or shall limit or restrict Experian's ability to market and sell its services, the geographic areas in which or the customers to whom Experian may market or sell its services.

8.10 PUBLICITY. Except as specifically permitted by Experian in writing, under no circumstances will Reseller disclose to any third party, directly or indirectly, the terms and conditions of this Agreement.

8.11 NO THIRD PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any party hereto.

8.12 NOTICE. All notices required or permitted to be provided to a party under this Agreement must be in writing and sent to the address for the party set forth on the last page of this Agreement, unless such address has been changed by prior written notice to the other party to the Agreement.

8.13 SUBJECT HEADINGS. The subject headings or captions of the articles and sections of this Agreement are included solely for purposes of convenience and reference and will not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement.

8.14 CONTRACT IN ENTIRETY. This Agreement (including the exhibits, amendments and addenda hereto which are incorporated herein by this reference) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous letters of intent, agreements, covenants, negotiations, arrangements, communications, representations, understandings or warranties, whether oral or written, by any officer, employee or representative of either party relating thereto. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement.

         IN WITNESS WHEREOF, Reseller and Experian has each caused this Reseller Services Agreement to be executed by its duly authorized representative as of the date first above written.

EXPERIAN INFORMATION SOLUTIONS, INC., BY AND                Reseller:
THROUGH ITS INFORMATION SOLUTIONS DIVISION
                                                                      -------------------------------------------------
                                                                                    Intersections Inc.

     By:                                                          By:
         ---------------------------------------------                -------------------------------------------------
           Signature (Duly Authorized Officer Only)                     Signature (Duly Authorized Representative Only)

   Name:                                                        Name:
         ---------------------------------------------                -------------------------------------------------
                           Print                                                          Ken Schwarz

  Title:                                                       Title:
         ---------------------------------------------                -------------------------------------------------
                           Print                                                     Chief Operating Officer

Address:       Experian Information Solutions                Physical   14930 Bogle Drive
               475 Anton Boulevard
               Costa Mesa, CA  92626                         Address:   Chantilly, VA 20151

               Attn:  General Counsel

                                                                        Attn:Chief Operating Officer

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

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

                                PRICING SCHEDULE




**.
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.